UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2011

HUDSON HOLDING CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-15936	20-3766053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Town Square Place, Suite 1500A, Jersey City, New Jersey	07310
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (201) 216-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Hudson Holding Corporation, a Delaware corporation (“Hudson”), Rodman & Renshaw Capital Group, Inc., a Delaware corporation (“Rodman”), and HHC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Rodman (“HHC”), entered into that certain Agreement and Plan of Merger, dated January 4, 2011 (the “Merger Agreement”), pursuant to which Rodman agreed to acquire all of the outstanding shares of Hudson’s common stock in a stock-for-stock merger (the “Merger”). On January 31, 2011, Hudson, Rodman and HHC entered into an amendment to the Merger Agreement (the “Amended and Restated Merger Agreement”) to amend the terms of the Merger Agreement to reflect the appraisal rights afforded to Hudson’s stockholders under Delaware Law in connection with the proposed Merger. In addition, the Amended and Restated Merger Agreement amended the Merger Agreement to provide that Rodman’s obligation to close the Merger is conditioned upon the holders of not more than 5% of Hudson’s common stock having perfected their statutory right to seek appraisal of their shares.

A copy of the Amended and Restated Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. You are encouraged to read the Amended and Restated Merger Agreement for a more complete understanding of its terms. The foregoing description of the Amended and Restated Merger Agreement is qualified in its entirety by the full text of the Amended and Restated Agreement.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that relate to Hudson’s beliefs, expectations, intentions, strategies, plans, objectives, and performance, including Hudson’s ability to close the Merger and Hudson’s taking, and expected effects, of the non-cash charge, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Hudson intends that all such statements be subject to the “safe harbor” provisions of those Acts. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation: (1) the inability to close the Merger in a timely manner; (2) the inability to complete the Merger due to the failure to obtain stockholder approval and adoption of the Merger Agreement and approval of the Merger or the failure to satisfy other conditions to completion of the Merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; and (4) actions taken, or conditions imposed by, the United States or foreign governments. Risk factors, cautionary statements and other conditions which could cause Hudson’s actual results to differ from management’s current expectations are contained in Hudson’s filings with the Securities and Exchange Commission. Hudson undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 2.02	Results of Operations and Financial Condition

The information in Item 2.06 of this current report on Form 8-K is incorporated in this Item 2.02 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06	Material Impairments.

As a result of Hudson’s entrance into the Merger Agreement, which attributed a value of $7,000,000 to Hudson, Hudson performed an interim impairment test of its goodwill as of December 31, 2010. Based upon this analysis, Hudson’s management concluded on January 26, 2011 that the fair value of the reporting unit with the goodwill was less than the carrying value.

In addition, based on current and expected cash flows related to the customer relationship intangible asset, Hudson’s management concluded on January 31, 2011 that the asset was fully impaired.

Accordingly, based on its analyses, Hudson recorded non-cash impairment charges associated with goodwill and other intangible assets in the amounts of $1,111,179 and $216,816, respectively, for the quarter ended December 31, 2010. Hudson does not expect the non-cash charges to affect its business operations or cash flows or result in future cash expenditures.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of January 4, 2011, by and between Rodman & Renshaw Capital Group, Inc., HHC Acquisition, Inc. and Hudson Holding Corporation.

* * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HOLDING CORPORATION

Dated: January 31, 2011	By:	/s/ ANTHONY M. SANFILIPPO
	Name:	Anthony M. Sanfilippo
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of January 4, 2011, by and between Rodman & Renshaw Capital Group, Inc., HHC Acquisition, Inc. and Hudson Holding Corporation.

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